UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2007
Osteotech, Inc.
(Exact name of registrant as specified in its charter)
0-19278
(Commission File Number)

Delaware	13-3357370
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
51 James Way, Eatontown, New Jersey 07724
(Address of principal executive offices, with zip code)
(732) 542-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 14, 2007, Osteotech, Inc. (the “Company”) and Community Blood Center d/b/a Community Tissue Services, an Ohio nonprofit organization (“CTS”), entered into the Second Amendment effective as of May 14, 2007, Third Amendment effective as of May 14, 2007 and Fourth Amendment effective as of June 1, 2007 (collectively, the “Amendments”) to the Tissue Recovery Agreement, dated March 1, 2006, as amended by the First Amendment to Tissue Recovery Agreement dated February 27, 2007.
     Pursuant to the Amendments, CTS has agreed to supply the Company with an annual minimum number of cortical bone tissues, whole donors and specific soft tissues at tissue reimbursement fees for each type of allograft tissue to be supplied.
     The foregoing description is qualified in its entirety by reference to the Amendments, which will each be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007.
     A copy of the press release, dated May 15, 2007, announcing the Company’s expanded relationship with CTS is attached hereto as Exhibit 99.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
99.1	Press Release of Osteotech, Inc. dated May 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.
Date: May 17, 2007	By:	/s/ Mark H. Burroughs
Mark H. Burroughs,
Executive Vice President, Chief Financial Officer